Exhibit 10.4

INTERTAPE POLYMER US INC.

$125,000,000 8 1/2% Senior Subordinated Notes Due 2014

Purchase Agreement

New York, New York

July 14, 2004

Citigroup Global Markets Inc.

TD Securities (USA) Inc.

    As Representatives of the several Initial Purchasers

    named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Intertape Polymer US Inc., a corporation organized under the laws of the State of Delaware (“Intertape US”), which is a direct wholly-owned subsidiary of IPG (US) Inc., a corporation organized under the laws of the State of Delaware (“IPG”), and an indirect wholly-owned subsidiary of IPG (US) Holdings Inc., a corporation organized under the laws of the State of Delaware (“Holdings”), and an indirect wholly-owned subsidiary of Intertape Polymer Group Inc., a corporation organized under the laws of Canada (“Parent”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $125,000,000 aggregate principal amount of its 8 1/2% senior subordinated notes due 2014 (the “Notes”). The Notes will be issued pursuant to an indenture, as amended, supplemented or restated from time to time (the “Indenture”), to be dated as of the Closing Date (as defined below), between Intertape US and Wilmington Trust Company, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) on an unsecured senior subordinated basis by the “Guarantors” listed on Schedule II, hereto which are Parent and all of its existing U.S. and non-U.S. subsidiaries other than Intertape US. Intertape US and the Guarantors are sometimes collectively referred to herein as the “Issuers.” To the extent there are no additional parties listed on Schedule I other than you, the term “Representatives” as used herein shall mean you as the Initial Purchasers, and the terms Representatives, Issuers and Initial Purchasers shall mean either the singular or plural as the context requires. Use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 16 hereof.

In connection with the transactions described herein, Intertape US intends to enter into a $250.0 million senior secured credit facility (the “Senior Credit Facility”) among itself, the Guarantors, the lenders from time to time parties thereto and Citicorp North America, Inc., as Administrative Agent and the Guarantors.

References herein to the “Securities” refer to the Notes and the Guarantees.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of the Registration Rights Agreement to be dated on the original issue date of the Securities (the “Registration Rights Agreement”), pursuant to which the Issuers, will agree to file one or more registration statements with the Commission providing for the registration under the Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the initial sale and resale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated July 2, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and wrappers or stickers thereon and any information incorporated by reference therein and including the preliminary Canadian offering memorandum dated July 2, 2004, the “Preliminary Memorandum”), and a final offering memorandum, dated July 14, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and wrappers or stickers thereon and any information incorporated by reference therein at the Execution Time and including the final Canadian offering memorandum dated July 14, 2004, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum set forth certain information concerning the Issuers and the Securities. Each of the Issuers hereby confirm that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the initial offer and sale of the Securities by the Initial Purchasers.

1. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, as of the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Issuers makes any representation or warranty as to the information contained in the Preliminary Memorandum that constitutes, pursuant to Section 8(b), information furnished in writing by or on behalf of any of the Initial Purchasers for inclusion therein. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto or document incorporated by reference therein, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Issuers makes any representation or warranty as to the information contained in the Final Memorandum, or any amendment or supplement thereto, that constitutes, pursuant to Section 8(b), information furnished in writing by or on behalf of any of the Initial Purchasers for inclusion therein.

(b) The documents incorporated by reference in the Preliminary Memorandum and the Final Memorandum (the “Incorporated Documents”), when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) The statements set forth or referenced under the headings “Risk Factors—Our operations are subject to comprehensive environmental regulation and involve expenditures which may be material in relation to our operating cash flow, and —Fraudulent conveyance laws could void the obligations of the guarantors”, “—We may be involved in litigation relating to our intellectual property rights, which may have an adverse impact on our business,” “—If the delayed draw under our new senior secured credit facility is not funded, we will be unable to redeem our existing notes as they become due,” “Business— Legal Proceedings,” “—Environmental Regulation,” “Related Party Transactions’” “Description of Other Indebtedness,” “Description of the Notes,” “Exchange Offer; Registration Rights” and “Certain United States Federal Income Tax Considerations” in the Final Memorandum, insofar as such statements summarize legal matters or proceedings or agreements are accurate and fair summaries of such legal matters, proceedings or agreements.

(d) None of the Issuers or any of their respective Affiliates, or any person acting on behalf of the Issuers or any of their respective Affiliates (other than the Initial Purchasers, as to which the Issuers and their Affiliates make no representation) has, directly or indirectly, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(e) None of the Issuers or any of their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers, as to which the Issuers and their Affiliates make no representation) has, directly or indirectly, engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act; and Intertape US has been advised by the NASD’s PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(g) When the Notes and the Guarantees thereof are issued and delivered pursuant to this Agreement, no Note or Guarantee thereof will be of the same class (within the meaning of Rule 144A under the Act) as securities of any Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(h) Each of the Preliminary Memorandum and the Final Memorandum, as of its date, and each amendment or supplement thereto, as of its date contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

(i) Except in connection with the registration of the Securities or the Exchange Securities as contemplated by the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act in connection therewith, assuming the accuracy of the information furnished by the Initial Purchasers pursuant to Section 8(b) hereof and the compliance by persons to whom the Initial Purchasers initially resell the Securities with the representations, warranties and agreements contained in the Final Memorandum under the heading “Transfer Restrictions”, the offer and sale of the Securities by the Issuers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S and Rule 144A thereunder.

(j) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

(k) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an Indenture which is qualified thereunder.

(l) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Securities.

(m) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Issuers and any other person that would give rise to a valid claim against the Issuers or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(n) None of the Issuers are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an “investment company” within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of such Issuer’s securities.

(o) Parent is subject to and has filed all reports and other information required to have been filed with the Commission pursuant to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(p) None of the Issuers have taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of Parent or any of the Issuers to facilitate the sale or resale of the Securities.

(q) None of the Issuers, or any of their Affiliates, or any person acting on behalf of the Issuers or any of their respective Affiliates (other than the Initial Purchaser, as to which the Issuers and their Affiliates make no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(r) Each of the Issuers has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with the requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuers, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(s) All the outstanding shares of capital stock of (i) Intertape US have been duly authorized and validly issued and are fully paid and nonassessable and are owned by IPG, (ii) IPG have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Holdings, (iii) Holdings have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Parent, and (iv) each of the other Issuers has been duly authorized and validly issued and are fully paid and nonassessable,

(t) Except as otherwise set forth in the Final Memorandum all outstanding shares of capital stock of the Issuers (other than Parent) are owned by Parent either directly or through wholly-owned subsidiaries as set forth in clause (k) free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for (i) liens in existence pursuant to the Existing Credit Facility (as of the date hereof) and the Existing Notes and liens to be created under the Senior Credit Facility and (ii) any other security interest, claim, lien or encumbrance that would not reasonably be expected to result in a Material Adverse Effect.

(u) There are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or option to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of any of the Issuers, except as disclosed in the Final Memorandum or with respect to Parent, options granted in the ordinary course of business after March 31, 2004.

(v) There are no holders of securities of any of the Issuers who, by reason of the execution by any of the of this Agreement, the Registration Rights Agreement, the Indenture, the Guarantees or consummation by any of the Issuers of the transactions contemplated hereby and in the Final Memorandum, have the right to request or demand that any of the Issuers register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Rights Agreement.

(w) Intertape US has not been since its organization, engaged in any business activities or incurred any obligations or liabilities except in connection with the issuance of the Notes and does not have any outstanding shares of capital stock or rights or options to purchase capital stock, other than its common stock, par value $0.01 per share, owned as set forth in clause(s). Intertape US does not own any assets (including capital stock, rights or options to purchase capital stock of, any other person).

(x) This Agreement has been duly authorized, executed and delivered by the Issuers.

(y) The Notes have been duly authorized by Intertape US for issuance and sale pursuant to this Agreement and the Indenture, and, when executed and delivered by Intertape US and authenticated by the Trustee in accordance with the provisions of the Indenture and paid for by the Initial Purchasers, will constitute the valid and legally binding obligations of Intertape US, entitled to the benefits of the Indenture and enforceable against Intertape US in accordance with their terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

(z) The Indenture which includes the Guarantees has been duly authorized by the Issuers and when executed and delivered by the Issuers and authenticated by the Trustee and delivered by the Issuers against payment therefore by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture will constitute a valid and legally binding instrument of each of the Issuers (assuming that the Indenture is the valid and binding obligation of the other parties thereto), enforceable against each of the Issuers in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

(aa) The Guarantees have been duly authorized by each of the Guarantors, and, when executed and delivered by the Guarantors will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

(bb) The Exchange Securities have been duly authorized by the Issuers, and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

(cc) The Guarantees to be endorsed on the Exchange Securities have been duly authorized by each Guarantor and, when executed and delivered in accordance with the Indenture, will, upon due execution and delivery of the Exchange Securities by the Issuers and due authentication of the Exchange Securities by the Trustee against exchange therefor in accordance with the Indenture and the Registration Rights Agreement, be the valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with its terms (except that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity).

(dd) The Registration Rights Agreement has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the Registration Rights Agreement is the valid and binding obligation of the other parties thereto), will constitute the valid and legally binding obligation of the Issuers, enforceable against each of the Issuers in accordance with its terms (except that (i) the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity and (ii) any rights to indemnity or contribution may be limited by applicable federal and state securities laws and by public policy considerations).

(ee) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, the Indenture, the Notes, the Guarantees or the Registration Rights Agreement, except such as may be required under the Act, the Trust Indenture Act, Canadian securities laws and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement (including, without limitation, authorizations and approvals under the Act, including, without limitation, the order of the Commission declaring the registration statement effective in accordance with the Registration Rights Agreement).

(ff) None of the execution and delivery by the Issuers of this Agreement, the Indenture, the Securities, the Registration Rights Agreement, the issue and sale of the Securities, the consummation of the transactions contemplated herein or therein or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers pursuant to (i) their charter or by-laws or other organizational or governing documents; (ii) the terms of any indenture, mortgage, deed of trust, note agreement, loan agreement or other material contract, lease, agreement, obligation, condition, covenant or instrument to which the Issuers are a party or bound or to which any property of the Issuers are subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuers of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or any of their properties, except, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (ff) (if any), have a Material Adverse Effect.

(gg) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Issuers or any of their respective properties is pending or, to the best knowledge of the Issuers, as the case may be, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Issuers under this Agreement, the Indenture, the Securities or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to result in a Material Adverse Effect.

(hh) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Final Memorandum; no injunction, restraining order or order of any nature by a federal, provincial or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(ii) None of the Issuers are in violation or default of (i) any provision of its charter or by-laws or other organizational or governing documents; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Issuer or such subsidiary or any of their respective properties, except, in the case of clause (ii) or (iii) above, for any such violation or default that would not reasonably be expected to result in a Material Adverse Effect.

(jj) Raymond Chabot Grant Thornton, General Partnership, who have certified certain financial statements of Parent and its consolidated subsidiaries, and delivered their report with respect to the audited consolidated financial statements included in the Final Memorandum, are (A) objective within the meaning of the Rules of Professional Conduct of l’Ordre des Comptables Agrees du Quebec, Canada, and (B) independent public accountants with respect to the Issuers within the meaning of the Act.

(kk) The Issuers have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except (i) in any case in which the failure to so file could not reasonably be expected to result in a Material Adverse Effect, (ii) for those filings being contested in good faith and for which appropriate reserves have been made, if required, in accordance with applicable generally accepted accounting principles or (iii) as set forth in the Final Memorandum), whether or not arising from transactions in the ordinary course of business, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (1) is being contested in good faith or (2) would not reasonably be expected to result in a Material Adverse Effect.

(ll) No labor problem or dispute with the employees of the Issuers exist or, to the best knowledge of the Issuers is threatened or imminent and the Issuers are not aware of any existing or imminent labor disturbances by employees of any of their principal suppliers, contractors or customers except in each case as would not have a Material Adverse Effect.

(mm) The Issuers are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Issuers or their respective businesses, assets, employees, officers and directors are in full force and effect except where failure to be in full force and effect would not have a Material Adverse Effect; the Issuers are in compliance with the terms of such policies and instruments except where failure to be in compliance would not have a Material Adverse Effect; there are no claims by the Issuers under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Issuers has been refused any insurance coverage sought or applied for; and none of the Issuers has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(nn) None of the Issuers is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its capital stock, and no Guarantor is currently prohibited, directly or indirectly, from making any payments in respect of its Guarantee to Intertape US, from repaying to Intertape US any loans or advances to such Guarantor from Intertape US, or from transferring any of such Guarantor’s property or assets to Intertape US or any subsidiary of Intertape US, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(oo) The Issuers own or possess adequate rights to use all patents, patent applications, trademarks, service marks, service names, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how, trade secrets, licenses confidential information and other intellectual property necessary for the conduct of their respective businesses as now operated by them and as will be operated by them following the Release, as described in the Final Memorandum (collectively, the “Intellectual Property”) and are not aware of any rights of third parties to any such Intellectual Property except for items which would not reasonably be expected to have a Material Adverse Effect. The Issuers have no reason to believe that the conduct of their respective businesses conflict, infringe or misappropriate, or will conflict with, infringe or misappropriate, the intellectual property rights of others, and have not received any notice of any claim of conflict with, infringement or misappropriation of, the intellectual property rights of others except for items which would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Issuers’ best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual Property (and the Issuers are not aware of any facts which would form a reasonable basis for such claim) except for items which would not reasonably be expected to have a Material Adverse Effect. To the Issuers’ best knowledge: (a) there is no infringement by third parties of any such Intellectual Property and (b) there is no patent or published patent application which contains claims that dominate or may dominate any Intellectual Property or that interferes with the issued or pending claims of any such Intellectual Property except for items which would not reasonably be expected to have a Material Adverse Effect.

(pp) The Issuers own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted and as contemplated to be conducted as disclosed in the Final Memorandum.

(qq) Except as disclosed in the Final Memorandum or the documents incorporated by reference therein, the Issuers have good and marketable title to all material real properties owned by them, in each case free from liens, encumbrances and defects, except (i) as would not be reasonably expected to result in a Material Adverse Effect, (ii) as would not materially interfere with the use made or to be made thereof by them, and (iii) any liens or encumbrances created by or permitted to exist under the Senior Credit Facility, the Existing Credit Facility (as of the date hereof) and the Existing Notes; and, except as disclosed in the Final Memorandum, the Issuers hold any leased real property and personal property under valid and enforceable leases with no exceptions except (A) as would not materially interfere with the use made or to be made thereof by them, (B) as would not reasonably be expected to result in a Material Adverse Effect and (C) any liens or encumbrances created by or permitted to exist under the Senior Credit Facility, the Existing Credit Facility (as of the date hereof) and the Existing Notes.

(rr) The Issuers possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, provincial or foreign regulatory authorities necessary to conduct their respective businesses, except for any failures to possess licenses, certificates, permits or other authorizations that would not reasonably be expected to result in a Material Adverse Effect, and none of the Issuers has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum.

(ss) Except as would not reasonably be expected to result in a Material Adverse Effect and except as set forth in or contemplated by the Final Memorandum, the Issuers (i) are and have been in compliance with any and all applicable foreign, federal, state and local laws and regulations, and codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and as contemplated to be conducted following the Release; (iii) have had no lien, charge, encumbrance or restriction recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by any of them; and (iv) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants that would be required to be disclosed in accordance with Item 103 of Regulation S-K under the Securities Act, and there are no facts or conditions relating to the past or present operation of their respective businesses that could reasonably be expected to give rise to any such actual or potential liability; except as set forth in the Final Memorandum, none of the Issuers has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(tt) In the ordinary course of their business, the Issuers periodically review the effect of Environmental Laws on the business, operations and properties of the Issuers, in the course of which the Issuers identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(uu) None of the Issuers or any agent acting on their behalf (other than the Initial Purchasers as to which they make no representation) has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(vv) Except as would not reasonably be expected to result in a Material Adverse Effect and except as set forth in or contemplated by the Final Memorandum, (i) each “plan” (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) in which employees of the Issuers are eligible to participate is in compliance with the presently applicable provisions of ERISA or any similar non-United States laws; (ii) no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Issuer would have any liability; (iii) none of the Issuers has incurred, and does not expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any pension plan or (2) Section 412 or 4971 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Section 302 of ERISA, or any similar non-United States law; and (iv) each pension plan for which the Issuers would have any liability that is intended to be qualified under Section 401(a) of the Code (or maintain similar status under any non-United States law) is so qualified (or maintains such status) and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification (or such status).

(ww) None of the Issuers nor, to the knowledge of the Issuers, any director, officer, agent, employee or Affiliate of the Issuers is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each of the Issuers and, to the knowledge of such Issuers, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) The operations of each of the Issuers are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers, threatened.

(yy) None of the Issuers, nor, to the knowledge of the Issuers, any director, officer, agent, employee or Affiliate of the Issuers is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(zz) There is and has been no failure on the part of the Parent, its subsidiaries, directors or officers, in their capacities as such, to comply with any applicable and effective provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa) The Issuers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bbb) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act); such disclosure controls and procedures (I) are designed to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to Parent’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the period in which the annual reports on Form 40-F are being prepared and (II) have been evaluated for effectiveness as of the end of the annual period reported to the Commission; the Parent’s auditors and the Audit Committee of the Board of Directors have been advised of (A) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the ability of Parent to record, process, summarize, and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of Parent, any material weaknesses in internal controls have been identified for Parent’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have be no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ccc) The consolidated historical financial statements and schedules of Parent and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of Parent and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods involved; the selected financial data set forth under the caption “Selected Financial Information” and “Unaudited Supplemental Information” in the Final Memorandum fairly present in all material respects, on the basis stated in the Final Memorandum, the information included therein; the pro forma adjustments included in the Final Memorandum are based upon assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect in all material respects the proper application of those adjustments to the historical financial statement amounts in the pro forma financial data included in the Final Memorandum; and the pro forma adjustments have been properly applied in all material respects to the historical amounts where applicable.

(ddd) Except as disclosed in the Final Memorandum, no relationship, direct or indirect, exists between or among the Issuers on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Issuers on the other hand, which would be required by the Act to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form F-1, filed with the Commission.

(eee) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate in all material respects.

(fff) Since the respective dates as of which information is given in the Final Memorandum, (i) there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or limited liability company interests or the long-term debt, or material increase in the short-term debt, of the Issuers from that set forth in the Final Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by Parent on any class of its capital stock and (iii) none of the Issuers has entered into any material transaction, except as disclosed in the Final Memorandum, other than in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Final Memorandum, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a Material Adverse Effect.

(ggg) None of the Issuers intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of each Issuer exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of each Issuer do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Notes and the Guarantees, the present fair saleable value of the assets of the Issuers will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Notes and the Guarantees, the assets of the Issuers will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of each Issuer, taking into account the projected capital requirements and capital availability.

(hhh) The choice of the law of the State of New York as the governing law of this Agreement, the Indenture, the Registration Rights Agreement, and the Securities is a valid choice of law under the laws applicable in Quebec, Canada, Nova Scotia, Canada and Portugal and courts of such jurisdictions should honor this choice of law; each of the Issuers has the power to submit and has legally, validly, effectively and irrevocably submitted to the exclusive personal jurisdiction of the U.S. federal and New York state courts located in the City of New York (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it with respect to its obligations or liabilities under, or any other matter arising out of or in connection with, this Agreement, the Indenture, the

Registration Rights Agreement, the Securities or the Guarantees and has legally, validly, effectively and irrevocably waived any objection to the venue of a proceeding in any such court; and each of the Issuers has the power to designate, appoint and empower and has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit, action or proceeding against it with respect to its obligations or liabilities under, or any other matter arising out of or in connection with, this Agreement, the Indenture, the Registration Rights Agreement, or the Securities in any U.S. federal or state court in the State of New York.

(iii) Each of the Issuers’ obligations under this Agreement, the Indenture, the Registration Rights Agreement, and the Securities, are subject to civil and commercial law and to suit and none of the Issuers or any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty or otherwise, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations or liabilities under, or any other matter under or arising out of or in connection with, this Agreement, the Indenture, the Registration Rights Agreement, or the Securities; and, to the extent that such Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such proceedings, such Issuer has waived and agreed not to plead or claim any such right and has consented to such relief and enforcement.

(jjj) Except as set forth in the Final Memorandum, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against any Issuer based upon this Agreement, the Indenture, the Registration Rights Agreement, or the Securities would be declared enforceable against such Guarantor by the courts in Quebec, Canada, Nova Scotia, Canada and Portugal without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.

(kkk) It is not necessary under the laws of Canada or Portugal or any political subdivision thereof or authority or agency therein in order to enable the Initial Purchasers or any Subsequent Purchaser to enforce any rights under this Agreement, the Indenture, the Registration Rights Agreement, or the Securities that it should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in such jurisdictions or any political subdivision thereof or authority or agency therein; each of this Agreement, the Indenture, the Registration Rights Agreement, and the Securities is in proper legal form under the laws of such jurisdictions and any political subdivision thereof or authority or agency therein for the enforcement thereof against any Issuer; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture, the Registration Rights Agreement, or the Securities in any such jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of any such jurisdiction or any political subdivision thereof.

Any certificate signed by any officer of any of the Issuers and delivered to the Representatives or counsel for the Initial Purchasers in connection with the closing of the offering of the Securities shall be deemed a representation and warranty by such Issuer, as to matters covered thereby, to the Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, on the Closing Date (x) Intertape US agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from Intertape US, at a purchase price of 97.5% of the principal amount of the Notes thereof plus accrued interest, if any, from July 28, 2004 to the Closing Date, the principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on July 28, 2004 (T + 10), which date and time may be postponed by agreement between the Representatives and Intertape US (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of Intertape US by wire transfer payable in same-day funds to the account specified by Intertape US. Delivery of the Securities shall be made through the facilities of The Depository Trust Company of New York, or its designated custodian, unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. Each Initial Purchaser severally and not jointly, represents and warrants to and agrees with the Issuers that:

(a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

(b) Neither it nor any of its Affiliates, nor any person acting on behalf of it or its Affiliates has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(c) Neither it nor any of its Affiliates, nor any person acting on behalf of it or its Affiliates has, directly or indirectly, engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Act) in the United States.

5. Agreements. The Issuers, jointly and severally, agree with each Initial Purchaser that:

(a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Issuers, will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the Closing Date, Parent will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, Parent has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.

During the period referred to in paragraph (c) below the Issuers will promptly advise the Representatives in writing when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission or any filing made by an Issuer of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, Canada or any other jurisdiction.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuers will promptly advise the Representatives of the receipt by such Issuer, as the case may be, of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) The Issuers will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

(f) None of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers, as to which the Issuers and their Affiliates make no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g) None of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers, as to which the Issuers and their Affiliates make no covenant) will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Issuers will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the written request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d) (4) under the Act and the information provided by the Issuers pursuant to this Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) None of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers, as to which Issuers and their Affiliates make no covenant) will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j) The Issuers will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k) None of the Issuers will for a period of 90 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any Affiliate of the Issuers), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by any of the Issuers (other than the Securities).

(l) None of the Issuers will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.

(m) The Issuers, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or other issuance or transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) any filing or other fees payable in connection with any filings reasonably required to be made with securities regulatory authorities in Canada with respect to the offering, sale or delivery of the Securities to the Initial Purchasers or their Affiliates and the initial resale of the Securities by the Initial Purchasers to purchasers in Canada; (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of the Issuers and their respective

Affiliates’ representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of accountants and the fees and expenses of their counsel (including local and special counsel) incurred by the Issuers; and (xi) all other costs and expenses incident to the performance by the Issuers of their respective obligations hereunder.

(n) On the Closing Date, Intertape US will use the proceeds of the sale of the Securities as described in the “Use of Proceeds” section of the Final Memorandum and will deposit at least $78.1 million of proceeds in a segregated account with the Trustee and invest such proceeds in cash or short-term investments pending release and application to effect the redemption of the Existing Notes not later than the 30th day after the Closing Date.

(o) The Issuers will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of any of the Issuers is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of any of the Issuers as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Issuers and their subsidiaries are consolidated in reports furnished to stockholders).

(p) The Issuers will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use their reasonable best efforts to cause each of the Issuers’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the applicable provisions of the Sarbanes Oxley Act.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at the Execution Time and the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof and to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

(a) Shutts & Bowen LLP, counsel for the Issuers shall have furnished to the Representatives its opinions, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B hereto.

(b) There shall have been furnished and addressed to the Representatives (x) the opinion of Stikeman Elliott LLP, Canadian counsel for the Issuers, dated the Closing Date substantially to the effect set forth in Exhibit C-1 hereto; (y) the opinion of Stewart McKelvey Stirling Scales, Canadian counsel for the Issuers, dated the Closing Date substantially to the effect set forth in Exhibit C-2 hereto; and (z) the opinion of F. Castelo Branco & Associados, Portugal counsel for the Issuers, dated the Closing Date substantially to the effect set forth in Exhibit C-3 hereto.

(c) The Representatives shall have received from Osler, Hoskin & Harcourt LLP, Canadian counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received from White & Case LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) Each of the Issuers shall have furnished to the Representatives certificates, signed by its respective chief executive officer and any of its chief financial officer, treasurer and principal accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i) the representations and warranties of the Issuers in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no event or occurrence that would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum.

(f) At the Execution Time and at the Closing Date, Parent shall have requested and caused Raymond Chabot Grant Thornton, General Partnership to furnish to the Representatives comfort letters regarding Parent, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(h) At the Closing Date, the Issuers and the Trustee shall have entered into the Indenture and the Representatives shall have received counterparts, conformed as executed, thereof.

(i) At the Closing Date, the Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Representatives shall have received counterparts, conformed as executed, thereof.

(j) At the Closing Date, the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(k) At the Closing Date, the Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Closing Date, the Issuers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) At the Closing Date, all amounts owed under the Existing Credit Facility shall have been repaid, and all collateral used to secure such indebtedness shall have been released, and the Initial Purchasers shall have received satisfactory evidence of such release.

(o) At the Closing Date, the Issuers shall have either (x) issued an irrevocable notice of redemption pursuant to the terms of the agreements governing the Existing Notes to cause the Existing Notes to be due and payable on a date not more than 30 days after the Closing Date, or (y) shall have received waivers, in form satisfactory to the Initial Purchasers, from all holders of Existing Notes allowing the redemption or repurchase of the Existing Notes at the option of the Issuers on or prior to a date not more than 30 days after the Closing Date.

(p) At the Closing Date, the Issuers shall have entered into the Senior Credit Facility and after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received from the sale of the Notes, no condition that would constitute a default or a event of default under the Senior Credit Facility shall exist.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to Intertape US in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by any Issuer to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or in any “wrapped” version thereof constituting an offering memorandum under applicable Canadian securities laws, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to any Issuer by or on behalf of any of the Initial Purchasers for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their respective directors and officers and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to written information furnished to the Issuers by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Issuers acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, (ii) the disclosure on page (i) concerning stabilization, syndicate covering transactions and penalty bids, (iii) the fourth and fifth sentences under “Summary — the Offering — Absence of an Established Market for the Notes,” and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids under the heading “Plan of Distribution,” in each case in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm of separate counsel (including one firm of local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers on the one hand and the Initial Purchasers on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchaser on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls an Issuer within the meaning of either the Act or the Exchange Act and each officer and director of an Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers’ obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal, Canadian or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuers or any of their respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: Secretary; or, if sent to the Issuers, will be mailed, delivered or telefaxed to Intertape Polymer Group Inc., Chief Financial Officer at 3647 Cortez Road West, Bradenton, Florida 34210 and confirmed to J. Gregory Humphries, Shutts & Bowen LLP, 300 South Orange Avenue, Suite 1000, Orlando, Florida 32801.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement. Each of the Guarantors organized outside of the United States hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Guarantors organized outside of the United States irrevocably appoints Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to each of the Guarantors organized outside of the United States, by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon each of the Guarantors organized outside of the United States in any such suit or proceeding.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” has the meaning specified in Rule 501(b) of Regulation D.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Citigroup” means Citigroup Global Markets Inc.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and, where applicable, the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means, the date and time that this Agreement is executed and delivered by the parties hereto.

“Existing Credit Facility” means the US $145,000,000 Credit Agreement, dated as of December 20, 2001, as amended by the First Amending Agreement, dated as of December 20, 2002, and the Second Amending Agreement, dated as of March 14, 2003, by and among Intertape Polymer Inc., Intertape Polymer Corp. and each of the other joint and several Facility A borrowers thereunder, IPG Holdings LP, as Facility B/C borrower, Intertape Polymer Group Inc., IPG Finance LLC and IPG Holding Company of Nova Scotia, as guarantors, The Toronto-Dominion Bank, as Canadian administration agent, Canadian collateral agent, lender, swing line lender and issuing lender, Toronto Dominion (Texas), Inc., as U.S. administration agent, Comerica Bank, as lender, issuing lender and co-arranger, National Bank of Canada, as lender, co-arranger and documentation agent, and TD Securities, as lead arranger and book manager.

“Existing Notes” means (i) the outstanding U.S. $25,000,000 Senior Secured Notes, Series A, due 2005 and the outstanding U.S. $112,000,000 Senior Secured Notes, Series B, due 2009, each issued under an Amended and Restated Note Agreement, dated as of December 20, 2001, as amended by Amendment No. 1, dated as of December 20, 2002, Amendment No. 2, dated as of March 28, 2003, and Amendment No. 3, dated as of April 26, 2004, by and among IPG Holdings LP, as issuer, Intertape Polymer Group Inc., Intertape Polymer Inc., Intertape Polymer Corp., IPG Finance LLC, IPG (US) Inc. and other Restricted Subsidiaries (as defined therein), as guarantors, and the current noteholders named in Schedule I thereto; and (ii) the outstanding U.S. $137,000,000 Senior Secured Notes due March 31, 2008 issued under an Amended and Restated Note Agreement, dated as of December 20, 2001, as amended by Amendment No. 1, dated as of December 20, 2002, Amendment No. 2, dated as of March 28, 2003, and Amendment No. 3, dated as of April 26, 2004, by and among IPG Holdings LP, as issuer, Intertape Polymer Group Inc., Intertape Polymer Inc., Intertape Polymer Corp., IPG Finance LLC, IPG (US) Inc. and other Restricted Subsidiaries (as defined therein), as guarantors, and the current noteholders named in Schedule I thereto.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and, where applicable, the rules and regulations of the Commission promulgated thereunder.

“NASD” means the National Association of Securities Dealers, Inc.

“Regulation D” means Regulation D under the Act.

“Regulation S” means Regulation S under the Act.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and, where applicable, the rules and regulations of the Commission promulgated thereunder.

17. Additional Amounts. All payments required to be made by the Issuers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future taxes, duties, assessments or other governmental charges of whatever nature (collectively, “Foreign Taxes”) now or hereinafter imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein unless required under applicable law or any other jurisdiction. If such withholding or deduction is required under applicable law, the Issuers shall pay such additional amounts to the party entitled to receive the related payment under this Agreement as shall be required so that the net amounts received and retained by such party, after paying all Foreign Taxes, will be equal to the amounts that such party would have received and retained had no Foreign Taxes been imposed.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Issuers, and the several Initial Purchasers.

Very truly yours,

INTERTAPE POLYMER GROUP INC.

By:	/s/ Andrew M. Archibald, C.A.
Title:	CFO, Secretary, Vice President
Administration

INTERTAPE POLYMER INC.

By:	/s/ Andrew M. Archibald, C.A.
Title:	Chief Financial Officer

SPUNTECH FABRICS INC.

By:	/s/ Victor DiTommaso, CPA
Title:	President

IPG HOLDING COMPANY OF NOVA SCOTIA

By:	/s/ Andrew M. Archibald, C.A.
Title:	Vice President Finance

IPG HOLDINGS LP

By:	Intertape Polymer Inc., General Partner

By:	/s/ Andrew M. Archibald, C.A.
Title:	Chief Financial Officer

IPG FINANCE LLC

By:	/s/ Andrew M. Archibald, C.A.
Title:	President

IPG (US) HOLDINGS INC.

By:	/s/ Victor DiTommaso, CPA
Title:	Vice President Finance

IPG (US) INC.

By:	/s/ Victor DiTommaso, CPA
Title:	Vice President Finance

CENTRAL PRODUCTS COMPANY

By:	/s/ Burgess H. Hildreth
Title:	Vice President

INTERTAPE INC.

By:	/s/ Victor DiTommaso, CPA
Title:	Vice President Finance

INTERTAPE POLYMER MANAGEMENT CORP.

By:	/s/ Burgess H. Hildreth
Title:	Vice President

POLYMER INTERNATIONAL CORP.

By:	/s/ Burgess H. Hildreth
Title:	President

CAJUN BAG & SUPPLY CORP.

By:	/s/ Jim Bob Carpenter
Title:	President

INTERNATIONAL CONTAINER SYSTEMS, INC.

By:	/s/ Burgess H. Hildreth
Title:	Vice President

UTC ACQUISITION CORP.

By:	/s/ Burgess H. Hildreth
Title:	President

INTERTAPE INTERNATIONAL CORP.

By:	/s/ Burgess H. Hildreth
Title:	President

INTERTAPE POLYMER CORP.

By:	/s/ Burgess H. Hildreth
Title:	Vice President

IPG ADMINISTRATIVE SERVICES INC.

By:	/s/ Burgess H. Hildreth
Title:	Vice President Administration

IPG TECHNOLOGIES INC.

By:	/s/ Andrew M. Archibald, C.A.
Title:	Secretary

IPG FINANCIAL SERVICES INC.

By:	/s/ Andrew M. Archibald, C.A.
Title:	President

COIF HOLDING INC.

By:	/s/ Burgess H. Hildreth
Title:	Secretary

FIBC HOLDING INC.

By:	/s/ Jim Bob Carpenter
Title:	President

INTERTAPE POLYMER US INC.

By:	/s/ Andrew M. Archibald, C.A.
Title:	CFO, Secretary, Vice President
Administration

DRUMHEATH INDEMNITY LTD.

By:	/s/ Andrew M. Archibald, C.A.
Title:	Chairman of the Board

FIBOPE PORTUGUESA—FILMES BIORIENTADOS S.A.

By:	/s/ Gregory A. Yull
Title:	Director

INTERTAPE WOVEN PRODUCTS, S.A. DE C.V.

By:	/s/ Jim Bob Carpenter
Title:	General Manager and Attorney-in Fact

INTERTAPE WOVEN PRODUCTS SERVICES, S.A. DE C.V.

By:	/s/ Jim Bob Carpenter
Title:	General Manager and Attorney-in Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Lillian Graham
Title:	Vice President

TD Securities (USA) Inc.

By:	/s/ John C. Brenizon
Title:	Vice Director U.S. Dept. Capital Market

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to Be Purchased
Citigroup Global Markets Inc.	US$	118,750,000
TD Securities (USA) Inc.	US$	6,250,000

Total	US$	125,000,000

Schedule II

Issuers

Drumheath Indemnity Ltd.
Intertape Woven Products, S.A. de C.V.
Intertape Woven Products Services, S.A. de C.V.

U.S. Issuers

IPG Holdings LP
IPG Finance LLC
IPG (US) Holdings Inc.
IPG (US) Inc.
Central Products Company
Intertape Inc. (f/k/a Intertape Polymer Corp.)
Intertape Polymer Management Corp.
Polymer International Corp.
Cajun Bag & Supply Corp.
International Container Systems, Inc.
UTC Acquisition Corp.
Intertape International Corp.
Intertape Polymer Corp.
IPG Administrative Services Inc.
IPG Technologies Inc.
IPG Financial Services Inc.
COIF Holding Inc.
FIBC Holding Inc.

Intertape Polymer US Inc.

Canadian Issuers

Intertape Polymer Group Inc.

Intertape Polymer Inc.

Spuntech Fabrics Inc.

Nova Scotia Issuer

IPG Holding Company of Nova Scotia

Portugal Issuer

Fibope Portuguesa—Filmes Biorientados S.A.

Guarantors

All Issuers, other than Intertape Polymer US Inc.

EXHIBIT A

Selling Restrictions for Offers and

Sales Outside the United States

1. (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and [specify closing date of the offering], except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S.”

(b). Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of Intertape US.

(c). Terms used in this section have the meanings given to them by Regulation S.

2. Each Initial Purchaser represents and agrees that it has (i) not offered or sold, and, prior to the expiry of six months from the closing of the offering of the Securities will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 (the “FSMA”) does not apply to the Issuers, and (iii) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

3. Each Initial Purchaser understands and acknowledges that no action has been or will be taken (except for the preparation and delivery of any Canadian Offering Memorandum) in any jurisdiction by the Issuers that would permit a public offering of the securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

4. Each Initial Purchaser has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either the Memorandum or any other offering or publicity material relating to the Securities.

EXHIBIT B

OPINION OF US COUNSEL FOR THE ISSUERS

The opinion of US counsel to the Issuers shall be to the effect that:

(i) each of the entities listed on Schedule II to the Purchase Agreement under the heading U.S. Issuers (the “US Issuers”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its property and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii) all the outstanding shares of capital stock of the US Issuers, and each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the US Issuers are owned as described in the Final Memorandum either directly or through wholly-owned subsidiaries free and clear of any perfected security interests, and to the knowledge of such counsel, free and clear of any other security interests, claims, liens or encumbrances based on a review of the jurisdictions set forth in Annex A;

(iii) the Indenture has been duly authorized by all necessary corporate action of, and executed and delivered by, the US Issuers and constitutes a valid and binding obligation of the Issuers (assuming that the Indenture is a valid and binding obligation of the Trustee), enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights and remedies generally and by general equitable principles, whether such principles are considered in a proceeding at law or at equity;

(iv) the Notes have been duly authorized by all necessary corporate action of, and executed by, Intertape US, and when the Notes are authenticated by the Trustee in accordance with the Indenture and delivered against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered by Intertape US and will constitute valid and binding obligations of Intertape US (assuming that the Indenture is a valid and binding obligation of the Trustee), enforceable against Intertape US in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights and remedies generally and by general equitable principles, whether such principles are considered in a proceeding at law or at equity;

(v) The Exchange Securities have been duly authorized by the Issuers, and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuers, enforceable against such Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights and remedies generally and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

(vi) the Guarantee of the Notes by each US Issuer (other than Intertape US, the “US Guarantors”) has been authorized by all necessary corporate action of each US Guarantor and, when delivered by each Guarantor will have been validly issued and delivered by each US Guarantor and will constitute the valid and binding obligations of each of the Guarantors (assuming that the Indenture is a valid and binding obligation of the Trustee), enforceable against each of the Guarantors in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights and remedies generally and by general equitable principles, whether such principles are considered in a proceeding at law or at equity;

(vii) The Guarantees to be endorsed on the Exchange Securities have been duly authorized by each US Guarantor and, when executed and delivered in accordance with the Indenture, will, upon due execution and delivery of the Exchange Securities by the Issuers and due authentication of the Exchange Securities by the Trustee against exchange therefor in accordance with the

Indenture and the Registration Rights Agreement, be the valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights and remedies generally and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

(viii) the Registration Rights Agreement has been authorized by all necessary corporate action of, and executed by each US Issuer and delivered by, each Issuer and constitutes a valid and binding obligation of each Issuer (assuming that the Registration Rights Agreement is the valid and binding obligation of the Initial Purchasers), enforceable against each Issuer in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights and remedies generally and by general equitable principles, whether such principles are considered in a proceeding at law or at equity, and except as the rights to indemnification and contribution thereunder may be limited by principles of public policy and applicable securities laws;

(ix) this Agreement has been duly authorized by all necessary corporate action of, and executed and delivered by the US Issuers and;

(x) assuming the accuracy of the representations and warranties of the Initial Purchasers it is not necessary in connection with the offer and sale of the Notes to the Initial Purchasers under this Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with this Agreement and as contemplated by the Final Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act;

(xi) none of the US Issuers is required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940;

(xii) Neither the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of any US Issuer pursuant to, (i) the charter or by laws of such Issuer; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Issuer is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Issuer or any of its properties except which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (xiii) (if any), have a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated by this Agreement or any Initial Purchaser;

(xiii) No consent, approval, authorization, filing or order, registration or qualification of or with any governmental agency or body or any court is required for the issue and sale by the US Issuers of the Securities or the consummation by the US Issuers, to the extent a party thereto, of the transactions contemplated by the Final Memorandum, the Registration Rights Agreement, the Indenture or this Agreement, except (x)

such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act, (y) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion), and (z) such filings with the Commission relating to the issuance and exchange of the Exchange Securities;

(xiv) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(xv) the statements contained in the Final Memorandum under the captions “Risk Factors—Our operations are subject to comprehensive environmental regulation and involve expenditures which may be material in relation to our operating cash flow”, and “—Fraudulent conveyance laws could void the obligations of the guarantors”, —Environmental Regulations,” “Description of Notes,” “Description of Other Indebtedness,” “Exchange Offer; Registration Rights,” and “Certain United States Federal Income Tax Considerations” insofar as such statements purport to summarize the laws, legal matters or provisions of documents referred to therein, present fair summaries of such laws, legal matters or provisions of documents.

(xvi) No stop order, restraining order or denial of an application for approval has been issued by the Commission or to the knowledge of such counsel by any other governmental agency and, to the knowledge of such counsel, no investigation, proceeding or litigation has been commenced or threatened before the Commission or any other governmental agency with respect to the making or consummation of the offer or sale of the Securities or the transactions contemplated by the Final Memorandum by the US Issuers [(Counsel to confirm conversation with the SEC];

(xvii) To the knowledge of such counsel (after a review of the jurisdictions set forth in Annex A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the US Issuers or its property other than set forth in Annex B.

(xviii) such counsel has no reason to believe that the Final Memorandum, as of the Execution Time and as of the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no belief with respect to (A) the financial statements and other financial data or (B) the information referred to under the caption “Independent Accountants,” as having been included in the Final Memorandum on the authority of Raymond Chabot Grant Thornton, General Partnership, as independent accountants contained in the Final Memorandum;

EXHIBIT C-1

OPINION OF CANADIAN COUNSEL FOR THE ISSUERS

The opinion of Canadian counsel to the Issuers shall be to the effect that:

1. Each of the entities listed on Schedule II to the Purchase Agreement under the heading Canadian Issuers (the “Canadian Issuers”) is a corporation amalgamated or incorporated and existing under the Canada Business Corporations Act. Each of the Canadian Issuers has all necessary corporate power and authority to own or lease its property and to carry on its business as described in the Final Memorandum, and is duly qualified to do business as an extra provincial corporation under the laws of the

Province of ? [Note to draft: To the extent any issuer is extra provincially registered in Ontario, Alberta or British Columbia, we will name such provinces] and is registered under an Act Respecting the Publicity of Sole Proprietorships, Partnerships and Legal Persons (Quebec).

2. Each of the Canadian Issuers has all necessary corporate power and authority to enter into each of this Agreement, the Registration Rights Agreement, the Indenture, the guarantee of the Notes and the guarantee of the Exchange Notes (collectively, the “Relevant Agreements”) to which it is a party and to carry out its obligations under the Relevant Agreements to which it is a party.

3. All the outstanding shares of capital stock of the Canadian Issuers have been duly and validly authorized and issued (other than Intertape Polymer Group Inc.) and (other than Intertape Polyment Group Inc.) are fully paid and non-assessable and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Canadian Issuers (other than Intertape Polymer Group Inc.) are owned as in the Final Memorandum either directly or through wholly owned subsidiaries [Note to draft: We will be assuming that the registered shareholders of such entities are the owners of the shares] and to our knowledge, such shares are not subject to a pledge or other possessory security interest in favour any person [Note to draft: Need to verify if such shares will continue to be held by the Collateral Trustee].

4. The execution and delivery of, and the performance of its obligations under, each of the Relevant Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of the Canadian Issuers.

5. To the extent governed by the laws of the Province of Quebec, each of the Relevant Agreements has been duly executed and delivered by each Canadian Issuer that is a party thereto.

6. Neither the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of any Canadian Issuer or of any of its subsidiaries pursuant to, (i) the articles or by laws of such Canadian Issuer; (ii) [Nova Scotia Issuer to be added to this opinion] the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument listed in Annex A to this Opinion (the “Material Agreements”), provided, for the purpose of such opinion, we have, with your permission, applied the laws of the Province of Quebec to the Material Agreements notwithstanding any governing law provision contained therein; (iii) any Quebec or Canadian statute, law, rule or regulation having the force of law; or (iv) to our knowledge, any judgment, order or decree of any Quebec or Canadian court, agency or tribunal to which the Canadian Issuers are subject.

7. No registrations, filings, recordings, authorizations, approvals, consents, orders, qualifications, licenses, exemptions or other requirements of or with any court or governmental authorities under the laws of the Province of Quebec or the federal laws of Canada applicable therein are required in connection with the execution, delivery and performance by and enforcement against each Canadian Issuer of the Relevant Agreements to which it is a party or in connection with the issue, sale and delivery of the Securities in the United States as contemplated by this Agreement other than those which have already been obtained.

8. No registration, filing or recording of the Indenture under the laws of the Province of Quebec, or under the federal laws of Canada applicable therein, is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

9. The statements contained in the Final Memorandum under the caption “Risk Factors — Fraudulent conveyance laws could void the obligations of the guarantors”; “Risk Factors — Canadian bankruptcy and insolvency laws may impair the ability of the trustee under the indenture governing the notes to enforce remedies under the notes”; “Description of Notes — Guarantees”; “Description of Notes — Additional Amounts” and “Description of Notes — Enforceability of Judgments Against Parent”, insofar as such statements purport to summarize the laws of the Province of Quebec and the federal laws of Canada applicable therein, are fair descriptions of those laws.

10. To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Canadian Issuers or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect.

11. A court of competent jurisdiction in the Province of Quebec would uphold the choice of the law of the State of New York (“New York Law”) as the law governing each of the Relevant Agreements as a valid choice of law, provided that such choice of law is bona fide and provided that the application of the provisions of New York Law sought to be applied is not manifestly inconsistent with public order, as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec and subject to the rules of law in force in the Province of Quebec which are applicable by reason of their particular object. We are not aware of any reason under the laws of the Province of Quebec and the laws of Canada applicable therein for disregarding the choice of New York Law to govern the Relevant Agreements. In a motion to enforce a final and conclusive judgment in personam of any New York Court that is not impeachable as void or voidable under New York Law, a court of competent jurisdiction in the Province of Quebec would give effect to the appointment by each of the Canadian Issuers of Corporation Service Company as its agent to receive service of process in the United States under any Relevant Agreement providing for such appointment and to the provisions in the Relevant Agreement whereby the Canadian Issuer submits to the non-exclusive jurisdiction of a New York Court.

12. If a Relevant Agreement is sought to be enforced in the Province of Quebec in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, a court of competent jurisdiction in the Province of Quebec would, subject to paragraph 11, give effect to the choice of New York Law, and upon appropriate evidence as to such law being adduced, would apply such law, provided that none of the provisions of the Relevant Agreements or of applicable New York Law are manifestly contrary to public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec; provided that those rules in force in the Province of Quebec which are applicable by reason of their particular object will be applied and provided that the provisions of New York Law of a fiscal, expropriatory or penal nature will not be applied; and provided that, in matters of procedure, the laws of the Province of Quebec will be applied; provided that the laws of New York are proven and provided that a court of competent jurisdiction in the Province of Quebec will retain discretion to decline to hear such action if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. We are not aware of any reason under the laws of the Province of Quebec or the laws of Canada applicable therein for avoiding enforcement of a Relevant Agreement based on public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec (other than the enforcement of the indemnity and contribution provisions of this Agreement, with respect to which we express no opinion).

13. The laws of the Province of Quebec and the laws of Canada applicable therein permit a motion to be brought in a court of competent jurisdiction in the Province of Quebec to enforce a final, conclusive and enforceable judgment in personam for a sum certain rendered by a New York Court respecting the enforcement of this Agreement if the judgment is neither subject to ordinary remedy (such as appeal and judicial review) nor impeachable as void or voidable under the internal laws of the State of New York unless:

(a) the New York Court rendering such judgment does not have jurisdiction over the judgment debtor (although submission by a Canadian Issuer to the jurisdiction of the New York Courts pursuant to each of the Relevant Agreements will be sufficient for that purpose);

(b) such judgment is not final and enforceable at the place it was rendered;

(c) such judgment was rendered in contravention of the fundamental principles of procedure;

(d) there were proceedings pending in the Province of Quebec or judgment was rendered in the Province of Quebec or in a third country meeting the necessary conditions for recognition in the Province of Quebec between the same parties, based on the same facts and having the same object;

(e) such judgment is manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec;

(f) such judgment enforces obligations arising from the taxation laws of a foreign country, unless there is reciprocity, or arising from other laws of a public nature, such as penal or expropriation laws;

(g) the action to enforce such judgment is not commenced in the Province of Quebec within the applicable prescriptive period; or

(h) the foreign judgment is contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (as defined therein).

Further, if the judgment of the New York Court is rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant (in accordance with the laws of the place where such judgment was rendered, i.e. New York Law), and a court of competent jurisdiction in the Province of Quebec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense.

In any such motion brought before a court of competent jurisdiction in the Province of Quebec, the court will confine itself to verifying whether the judgment of the New York Court meets the foregoing requirements without entering into any examination of the merits of the judgment.

Under the Currency Act (Canada), a court of competent jurisdiction in the Province of Quebec may only render judgment for a sum of money in

Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a court of competent jurisdiction in the Province of Quebec will render its decision in the Canadian currency equivalent of such foreign currency calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.

We are not aware of any reasons under the present laws of the Province of Quebec and the laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Relevant Agreements based upon public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec, provided that no opinion is expressed with respect to the enforcement of any judgment premised on the indemnity and contribution provisions of this Agreement.

We have participated in conferences with officers and other representatives of the Issuers, representatives of the independent chartered accountants for the Issuers, United States counsel for the Issuers and representatives of and counsel for the Initial Purchasers at which conferences the contents of the Preliminary Memorandum and Final Memorandum and related matters were discussed. We do not assume any responsibility for and express no opinion with respect to the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than as set forth in paragraph (9)), and have relied upon the judgement of officers and representatives of the Canadian Issuers as to questions of materiality. For the purposes hereof, “misrepresentation” shall have the meaning ascribed thereto in Section 5 of the Securities Act (Quebec). Except to the extent expressly set forth herein, we have not undertaken any independent verification or investigation to determine the existence or absence of facts or circumstances and no reference as to our knowledge of the existence or absence of facts should be drawn from our representation of the Canadian Issuers. Based on and subject to the foregoing, we confirm that nothing has come to our attention in the course of our review as counsel for the Canadian Issuers that would lead us to believe that the Final Memorandum or any amendment or supplement thereto (except for financial statements, notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Final Memorandum was issued, at the time any such amended or supplemented Final Memorandum was issued or at the Closing Time, as it relates to the Canadian Issuers, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. A material fact in relation to the offering of the Securities means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Securities. We are not qualified to judge the impact which any facts may have in the securities marketplace. Our comment set out above concerning the materiality of facts which have come to our attention is based on our experience in practising securities law and on the meaning of a material fact as stated above and should not be interpreted as an opinion or expert comment about financial facts or the impact of any facts on market price or values of securities.

The expressions “to our knowledge” and “known to us,” as used in this opinion with respect to the existence or absence of facts or circumstances, means the actual knowledge of information, facts or circumstances by any member of the Montreal office of Stikeman Elliott LLP having active involvement with the Issuers and the Canadian Issuers. Except to the extent expressly set forth herein, we have made no independent verification or investigation to determine the existence or absence of such facts or circumstances, and no inference as to our knowledge of the existence or absence of such facts or circumstances should be drawn merely from our representation of the Issuers and the Canadian Issuers.

OPINION OF NOVA SCOTIA COUNSEL FOR THE ISSUERS

The opinion of Nova Scotia counsel to the Issuers shall be to the effect that:

1. IPG Holding Company of Nova Scotia (the “Nova Scotia Issuer”) is a company existing under the laws of Nova Scotia. The Nova Scotia Issuer has all necessary corporate power and capacity to own or lease its property and to carry on its business, in each case as described in the Officer’s Certificate.

2. Each of the Nova Scotia Issuer and Intertape Polymer Inc. is registered to carry on business under the Corporations Registration Act (Nova Scotia) and is in good standing as to the filing of annual returns and payment of annual fees thereunder.

3. The Nova Scotia Issuer has all necessary corporate power and capacity to enter into each of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the guarantee of the Notes and the guarantee of the Exchange Notes (collectively, the “Relevant Agreements”) and to carry out its obligations thereunder.

4. All the outstanding shares of capital stock of the Nova Scotia Issuer have been duly and validly authorized and issued and are fully paid and, subject to rules of general application to unlimited companies, non-assessable, and all outstanding shares of capital stock of the Nova Scotia Issuer are registered in the name of IPG Holdings L.P.

5. The execution and delivery of, and the performance of its obligations under, each of the Relevant Agreements have been duly authorized by all necessary corporate action on the part of the Nova Scotia Issuer. 6. To the extent governed by the laws of the Province of Nova Scotia, each of the Relevant Agreements has been duly executed and delivered by the Nova Scotia Issuer.

7. Neither the execution and delivery of the Indenture or the Purchase Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Nova Scotia Issuer or of any of its subsidiaries pursuant to, (i) the memorandum of association or articles of association (being the constating documents) of the Nova Scotia Issuer; or (ii) any statute, law, published rule or regulation of the Province of Nova Scotia applicable to the Nova Scotia Issuer.

8. No registrations, filings, recordings, authorizations, approvals, consents, orders, qualifications, licenses or exemptions of or with the Province of Nova Scotia or any court or governmental authority therein having jurisdiction under the laws of the Province of Nova Scotia or the federal laws of Canada applicable therein are required in connection with the execution, delivery and performance by the Nova Scotia Issuer of or are required to be obtained at this time in connection with the enforcement against the Nova Scotia Issuer, of the Relevant Agreements or in connection with the issue, sale and delivery of the Notes in the United States of America as contemplated by the Purchase Agreement. [Assumes no securities sold in Nova Scotia] [modified opinion to be required in event securities are sold in Nova Scotia]

9. No registration, filing or recording of the Indenture under the laws of the Province of Nova Scotia, or under the federal laws of Canada applicable therein, is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes issued thereunder.

10. The statements contained in the Final Memorandum under the caption “Risk Factors — Fraudulent conveyance laws could void the obligations of the guarantors”, “Description of Notes — Guarantees,” (final sentence of second paragraph only) and “Description of Notes — Enforceability of Judgments Against Parent”, insofar as such statements purport to summarize the laws of the Province of Nova Scotia and the federal laws of Canada applicable in the Province of Nova Scotia are fair descriptions of those laws.

11. The choice of the laws of the State of New York (“New York Law”) as the governing law of each Relevant Agreement will be upheld as a valid choice of law by a court of competent jurisdiction of the Province of Nova Scotia (a “Nova Scotia Court”) provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and is not contrary to public policy as this term is understood under the laws of the Province of Nova Scotia (“Nova Scotia Law”). Based solely on our review of the Relevant Documents and of Nova Scotia Law and without having any knowledge of New York Law, we have no reason to believe that the choice of New York Law as the governing law of any of the Relevant Agreements would be found contrary to public policy under Nova Scotia Law.

12. In the event that a Relevant Agreement is sought to be enforced in the Province of Nova Scotia, in accordance with New York Law, a Nova Scotia Court would, subject to paragraph 11, recognize the choice of law and apply New York Law, upon proof of those laws, except to the extent that the provisions of the Relevant Agreement or New York Law are contrary to public policy as that term is understood under Nova Scotia Law, or those laws are foreign revenue, expropriatory or penal laws; provided, however, that:

(a)	in matters of procedure or laws in force in Nova Scotia which are applicable by reason of their particular object, a Nova Scotia Court will apply Nova Scotia Law;

(b)	a Nova Scotia Court will retain discretion to decline to hear such an action if it is not the proper forum to hear such an action, or if another action between the same parties based on the same subject matter is properly pending before a foreign authority or a decision thereon has been rendered by a foreign authority;

(c)	a Nova Scotia Court may not enforce an obligation enforceable under New York Law where performance of the obligation would be illegal by the laws of the place of performance; and

(d)	there is compliance with the Limitations Act (Nova Scotia).

A Nova Scotia Court may, however, reserve to itself an inherent power to decline to hear such an action if it is contrary to public policy, as that term is understood under the laws of the Province of Nova Scotia, for it to do so.

13. Nova Scotia Law permits an action to be brought in a Nova Scotia Court for the enforcement of a final and conclusive civil judgment for a sum certain obtained in any New York Court against the Nova Scotia Issuer or [list of relevant companies] (each a “Canadian Issuer”) in connection with any action arising out of or relating to a Relevant Agreement which judgment is not impeachable as void or voidable under New York Law without reconsideration of the merits thereof provided that:

(a)	the New York Court rendering such judgment had jurisdiction over the Canadian Issuer according to Nova Scotia Law (and submission by a Canadian Issuer to the non-exclusive jurisdiction of the New York Courts and service upon the Canadian Issuer pursuant to each of the Relevant Agreements will be sufficient to provide such jurisdiction);

(b)	such judgment was not obtained by fraud or in any manner contrary to natural justice or in contravention of fundamental principles of procedure and the enforcement thereof would not be inconsistent with public policy as such term is understood under Nova Scotia Law;

(c)	enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws) or expropriatory or penal laws;

(d)	the judgment is not contrary to the final and conclusive judgment of any other jurisdiction;

(e)	such judgment was not obtained contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(f)	a sum of money will be converted by a Nova Scotia Court as required by law; and

(g)	there has been compliance with the Limitations Act (Nova Scotia).

OPINION OF PORTUGAL COUNSEL FOR THE ISSUERS

To:	Citigroup Global Markets Inc. and TD Securities (USA) Inc. in their role as Representatives (the “Representatives”) of the several Initial Purchasers under the Purchase Agreement (as defined below).

Dear Sirs,

1.	DESCRIPTION OF TRANSACTION

We have acted as counsel as to Portuguese law to Fibope Portuguesa - Filmes Biorientados, S.A., a corporation organized under the laws of Portugal (“FIBOPE”), in connection with a ? agreement dated ? 2004, among Intertape Polymer US Inc., a corporation organized under the laws of the State of Delaware, ?, and Citigroup Global Markets Inc. and TD Securities (USA) Inc in their role as Representatives of the several Initial Purchasers (the “Agreement”) as well as a ? dated ? 2004, between FIBOPE and ? (the “Guarantee”).

2.	DEFINED TERMS

All terms defined in the Agreement, the Registration Rights Agreement, the Indentures, the guarantee of the Notes and the Exchange Notes (collectively, the “Relevant Agreements”) shall have the same meaning when used in this Opinion.

3.	DOCUMENTS EXAMINED AND SEARCHES

3.1	We have inspected the following:

(a)	Copy of execution version of the Agreement;

(b)	Copy of execution version of the Guarantee;

(c)	Copy of signed resolutions of the board of directors of FIBOPE, dated ? 2004;

(d)	Copy of FIBOPE’s commercial registry certificate, issued on ? 2004, by the Barcelos Commercial Registry;

3.2	We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

4.	LIMITATIONS TO OPINION

4.1	We have not investigated the laws of any country other than Portugal and we assume that no foreign law affects any of the conclusions stated below. The opinion is given only with respect to Portuguese law as in force at today’s date and is itself governed by Portuguese law.

4.2	We express no opinion as to matters of fact.

5.	ASSUMPTIONS

In giving this opinion, we have assumed:

5.1	the genuineness of all signatures;

5.2	the authenticity and completeness of all documents submitted to us as originals;

5.3	the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of such original documents;

5.4	the capacity, power and authority to execute, deliver, observe and perform the Documents of all parties thereto (other than FIBOPE); and

5.5	that any certificates and other documents to which we refer or have expressed reliance on in this opinion remain accurate, up to date and have not been varied.

6.	OPINIONS

Based upon the foregoing and subject to any matters not disclosed to us and subject to the qualifications set out below we are of the opinion that at the date hereof:

6.1	Status:

(a)	FIBOPE is a corporation duly organised, validly existing and in good standing under the laws of Portugal, no order having been made or effective resolution having been passed for its winding-up, liquidation or dissolution;

(b)	FIBOPE has all necessary corporate power and authority to own or lease its property and to carry on its business as described in the Final Memorandum, and is duly qualified to do business as a Portuguese corporation;

(c)	All the shares of the share capital of FIBOPE have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all the shares of the share capital of FIBOPE are owned as described in the Final Memorandum either directly or through wholly-owned subsidiaries free and clear of any security interest, claims, liens or encumbrances.

6.2	Power and Authorisation:

(a)	FIBOPE has full corporate power to enter into, deliver and to exercise its rights and perform its obligations under the Relevant Documents, as appropriate, and to incur the obligations referred to therein and all corporate and other action required to authorise the execution and delivery of the Relevant Documents on its behalf and the performance of its obligations and the exercise of its rights thereunder has been duly taken and it has duly executed such documents;

(b)	The execution, delivery and performance of the Relevant Documents by FIBOPE does not and will not result in any violation of, or conflict with, the bylaws of FIBOPE;

(c)	The execution, delivery and performance of the Relevant Documents by FIBOPE does not and will not result in any violation of, or conflict with, the laws of Portugal.

6.3	Consents:

(a)	With the exception of those already obtained, no authorisations, approvals, licences, consents, registrations, exemptions, filings or declarations are required by or otherwise appropriate under the laws of Portugal in order for FIBOPE to execute, deliver or perform the Relevant Documents or any other documents and instruments to be delivered by it pursuant thereto;

(b)	No registration, filing or recording of the Indenture under the laws of Portugal is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes issued thereunder.

6.4	Execution:

(a)	To the extent governed by the laws of Portugal, each of the Relevant Agreements has been duly executed and delivered by FIBOPE.

(b)	The statements contained in the Final Memorandum under the caption “Risk Factors — Fraudulent conveyance laws could void the obligations of the guarantors”; “Description of Notes — Guarantees”; and “Description of Notes — Enforceability of Judgments”, insofar as such statements purport to summarize the laws of Portugal are fair descriptions of those laws.

6.5	Enforceability:

(a)	The choice of the laws of the State of New York (“New York Law”) as the governing law of each Relevant Agreement will be upheld as a valid choice of law by a court of competent jurisdiction of Portugal (a “Portugal Court”) provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and is not contrary to public policy as this term is understood under the laws of Portugal (“Portugal Law”). However, we have no reason to believe that the choice of New York Law in this context is contrary to public policy under Portugal Law. In an action to enforce a final and conclusive judgment for a sum certain obtained in any federal or state court of competent jurisdiction in the State of New York (a “New York Court”) that is not impeachable as void or voidable under New York Law, a court of competent jurisdiction in Portugal would give effect to the appointment by FIBOPE of Intertape US as its agent to receive service of process in the United States under any Relevant Agreement providing for such appointment and to the provisions in the Relevant Agreement whereby FIBOPE submits to the non-exclusive jurisdiction of a New York Court.

(b)	Subject to the civil procedures rules applicable to the recognition of foreign judgements, in the event that a Relevant Agreement is sought to be enforced in Portugal, in accordance with New York Law, a Portugal Court would recognize the choice of law and apply New York Law, upon proof of those laws, except to the extent that the provisions of the Relevant Agreement or New York Law are contrary to public policy as that term is understood under Portugal Law.

(c)	Subject to the civil procedures rules applicable to the recognition of foreign judgements, a final and conclusive civil judgment for a sum certain obtained in any New York Court against a Portugal Issuer in connection with any action arising out of or relating to a Relevant Agreement which judgment is not impeachable as void or voidable under New York Law would be recognized and could be sued upon in a Portugal Court and such court would grant a judgment which would be enforceable against the Portugal Issuer in Portugal.

7.	QUALIFICATIONS

(a)	Where any party to the Guarantee is vested with a discretion or may determine a matter in its opinion, Portuguese law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds and a provision that a certain determination is conclusive and binding will not prevent judicial enquiry into the merits of any claim by an aggrieved party;

(b)	Notwithstanding any submission to a non-Portuguese jurisdiction the Portuguese courts will or may consider themselves competent in certain circumstances. In particular:

(i)	if the claim has a direct connection with European Union members states (with the exception of Denmark), pursuant to EC Council Regulation 44/2001, of 22 December 2000 (the “Regulation”), the Regulation will prevail and be applicable in accordance with their terms;

(ii)	where the Regulation does not apply to any European Union members state and/or if the claim has a direct connection with countries that are signatories of the Brussels Convention of 27 September 1968 or the Lugano Convention of 16 September 1988 (the “Conventions”), the Conventions will prevail and be applicable in accordance with their terms;

(iii)	if the claim relates to (a) real estate in Portugal, (b) bankruptcy or pre-bankruptcy proceedings of entities domiciled in Portugal, (c) the validity of the constitution of an entity with its headquarters in Portugal, (d) the winding up of an entity with its headquarters in Portugal, (e) the validity of any acts of corporate bodies of an entity with its headquarters in Portugal, or (f) the validity of any registration of rights subject to mandatory registration, then the Portuguese courts will consider themselves exclusively competent;

(iv)	in the event that the Regulation or the Conventions are not applicable and the Portuguese courts are not exclusively competent the Portuguese courts may consider themselves competent in the event that:

(a)	the defaulting party is resident in Portugal except if the claim relates to real estate located outside Portugal;

(b)	the Portuguese legal rules relating to territorial competence consider that such claim should be submitted to the Portuguese courts;

(c)	the cause of action or some of the relevant facts occurred in Portugal; or

(d)	the only possibility of putting into effect the rights of the aggrieved party is to present the action before the Portuguese courts or it is not fair to oblige the claimant to present the action before a foreign court, provided that there exists a relevant connection (personal or in rem) between the Portuguese legal system and the cause of action.

(c)	A Portuguese court may reject the right to take proceedings in Portugal if proceedings which have led or may lead to a judgment which is enforceable in Portugal have already been taken in another court of competent jurisdiction within or outside Portugal.

(d)	When stamp tax is paid after the moment of execution of the guarantee transaction, interest and penalties may be due; and

(e)	This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters.

8.	BENEFIT

This opinion for the sole benefit of the Representatives on its own behalf and in its capacity as agent for the Initial Purchasers and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way, without our prior written consent, other than for its disclosure for the purposes of information only to the professional advisers to the Representatives and to any auditors, regulators, supervisory authorities or judicial entities, on the basis that we assume no responsibility to them whatsoever and subject to their acceptance of a similar resolution on disclosing or relying on this opinion.

Yours faithfully,

F. Castelo Branco & Associados